Exhibit 11
----------
                             Hollywood Park, Inc.
                       Computation of Earnings Per Share

                                                                      For the three months ended September 30,
                                                            ------------------------------------------------------------
                                                                      Basic                            Diluted (a)
                                                            ------------------------            ------------------------
                                                              1999             1998               1999             1998
                                                            -------          -------            -------          -------
                                                                        (in thousands, except per share data)
Average number of common shares outstanding                  26,045           26,101             26,045           26,101
Average common shares due to assumed conversion of
    stock options                                                 0                0                815                0
                                                            -------          -------            -------          -------
Total shares                                                 26,045           26,101             26,860           26,101
                                                            =======          =======            =======          =======

Net income allocated to shareholders                        $26,232          $ 1,972            $26,232          $ 1,972
                                                            =======          =======            =======          =======

Net income per share                                        $  1.01          $  0.08            $  0.98          $  0.08
                                                            =======          =======            =======          =======

                                                                      For the three months ended September 30,
                                                            ------------------------------------------------------------
                                                                      Basic                            Diluted (a)
                                                            ------------------------            ------------------------
                                                              1999             1998               1999             1998
                                                            -------          -------            -------          -------
                                                                        (in thousands, except per share data)
Average number of common shares outstanding                  25,906           26,115             25,906           26,115
Average common shares due to assumed conversion of
    stock options                                                 0                0                186              162
                                                            -------          -------            -------          -------
Total shares                                                 25,906           26,115             26,092           26,277
                                                            =======          =======            =======          =======

Net income allocated to shareholders                        $40,076          $ 8,867            $40,076          $ 8,867
                                                            =======          =======            =======          =======

Net income per share                                        $  1.55          $  0.34            $  1.54          $  0.34
                                                            =======          =======            =======          =======

____________
 (a) When the computed diluted values are anti-dilutive, the basic per share values are presented on the face of the consolidated statements of operations.